    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 3, 1998
                                                       REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                         ------------------------------

                       AMERICAN TECHNOLOGIES GROUP, INC.

             (Exact Name of Registrant as Specified in Its Charter)

            NEVADA                  95-4307525
 (State or Other Jurisdiction    (I.R.S. Employer
              of                  Identification
Incorporation or Organization)         No.)

                           1017 SOUTH MOUNTAIN AVENUE
                           MONROVIA, CALIFORNIA 91016
                                 (626) 357-5000

         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                               LAWRENCE J. BRADY
                            CHIEF EXECUTIVE OFFICER
                       AMERICAN TECHNOLOGIES GROUP, INC.
                           1017 SOUTH MOUNTAIN AVENUE
                           MONROVIA, CALIFORNIA 91016
                                 (626) 357-5000

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)
                         ------------------------------

                                   COPIES TO:

                               JOHN M. DAB, ESQ.
                                GENERAL COUNSEL
                       AMERICAN TECHNOLOGIES GROUP, INC.
                           1017 SOUTH MOUNTAIN AVENUE
                           MONROVIA, CALIFORNIA 91016
                                 (626) 357-5000
                            TELECOPY: (626) 357-4464
                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                         ------------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434 please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM
                                                  AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
    TITLE OF SECURITIES TO BE REGISTERED        BE REGISTERED        PER SHARE(1)     OFFERING PRICE(1)    REGISTRATION FEE
Common Stock, $0.001 par value (2)..........   1,256,039 shares         $0.65            $816,425.35           $226.97
Common Stock, $0.001 par value (3)..........    97,500 shares           $0.75             $73,125.00            $20.33
      Total.................................   1,353,539 shares                          $889,550.35           $247.30

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c).

(2) Issuable upon the conversion of the 6% Convertible Debentures (the 'Debentures'), which is estimated based on conversion terms of the Debentures and is subject to adjustment and could be materially more or less than such estimated amount depending upon factors that cannot be predicted by the Company at this time, including, among others, the future market price of the Common Stock. This is not intended to constitute a prediction as to the number of shares of Common Stock into which the Debentures will be converted. In addition to the shares set forth in the table, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of Common Stock as may become issuable upon conversion of or in respect of the Debentures, as such number may be adjusted as a result of stock splits, stock dividends and antidilution provisions (including floating rate conversion prices).

(3) Issuable upon exercise of warrants evidencing the right to purchase shares of Common Stock.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        1,353,539 SHARES OF COMMON STOCK
                        AMERICAN TECHNOLOGIES GROUP INC.

    The 1,353,539 shares of Common Stock, par value $0.001 per share ("Common Stock"), being offered by this Prospectus are being offered by the holders of $650,000 principal amount of 6% Convertible Debentures (the "Debentures") of American Technologies Group, Inc. (the "Company" or "ATG") and the holders of 97,500 warrants to purchase Common Stock ("Warrants"). See "Selling Securityholders" beginning on page 8. These shares are issuable upon conversion of the Debentures, payment of interest on the Debentures and exercise of the Warrants.

    The Selling Securityholders may offer these shares from time to time in transactions on the NASD OTC Bulletin Board (or any other exchange or automated quotation system in which our Common Stock may then be listed) or in privately negotiated transactions. These sales may take place at market prices prevailing at the time of sale or at other negotiated prices. 1,256,039 of the shares are estimated to be issuable upon conversion of the Debentures based on conversion terms of the Debentures and is subject to adjustment and could be materially more or less than such estimated amount depending upon factors that cannot be predicted by the Company at this time, including the future market price of the Common Stock and 97,500 of the shares are issuable upon exercise of the Warrants. The Debentures and Warrants were issued in private placement transactions exempt from the registration requirements of the Securities Act of 1933, as amended, under Section 4(2) of that act. See "Plan of Distribution" on page 10.

    ATG will not receive any proceeds from the sale of the shares offered by this Prospectus, however, ATG will receive cash upon exercise of the Warants. We will, however, pay all expenses incurred in registering the shares, but each Selling Securityholder will be responsible for all selling and other expenses incurred by him or her. ATG and the Selling Securityholders have each agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act.

    Our Common Stock is quoted on the NASD OTC Bulletin Board under the symbol "ATEG." On December 1, 1998, the closing sale price of the Common Stock on the NASD OTC Bulletin Board was $0.64.

    INVESTING IN ATG COMMON STOCK INVOLVES SUBSTANTIAL RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is December 3, 1998.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
WHERE YOU CAN FIND MORE INFORMATION........................................................................           3
SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS.................................................................           3
ABOUT ATG..................................................................................................           3
  Business Summary.........................................................................................           3
  Business Strategy........................................................................................           4
  Current Financing........................................................................................           4
  Registration Rights......................................................................................           4
RISK FACTORS...............................................................................................           5
Financial Risk Factors.....................................................................................           5
  Lack of Operating History................................................................................           5
  History of Losses; Uncertainty of Future Profitability...................................................           6
  Poor Financial Position..................................................................................           6
  Illiquidity of Trading Market............................................................................           6
  Future Capital Requirements and Uncertainty of Future Funding............................................           7
Business Risk Factors......................................................................................           7
  Customer Acceptance of Products..........................................................................           7
  Scientific Acceptance....................................................................................           7
  Regulatory Impediments...................................................................................           7
  Intellectual Property Protection.........................................................................           8
USE OF PROCEEDS FROM SALE OF COMMON STOCK..................................................................           8
USE OF PROCEEDS FROM SALE OF DEBENTURES....................................................................           8
SELLING SECURITYHOLDERS....................................................................................           8
PLAN OF DISTRIBUTION.......................................................................................          10
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES........................          10
EXPERTS....................................................................................................          10
LEGAL MATTERS..............................................................................................          11

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from our web site at www.ateg.com or at the SEC's web site at www.sec.gov.

    The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the Selling Securityholder sells all the shares. This prospectus is part
of a registration statement we filed with the SEC (Registration No.       ).

    The following documents are hereby incorporated by reference in this Registration Statement:

    - Amendment Number 1 to our Annual Report on Form 10-KSB/A for the year ended July 31, 1998 filed with the Securities and Exchange Commission (the "Commission") on November 13, 1998;

    - The section of our Registration Statement on Form 10, filed with the Commission on January 24, 1994, entitled "Description of Securities," as amended by Amendment Nos. 1, 2, 3 and 4 filed with the Commission on February 22, 1994, June 17, 1994, July 5, 1994 and July 15, 1994,
      respectively.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

      Corporate Secretary
       American Technologies Group, Inc.
       1017 South Mountain Avenue
       Monrovia, California 91016
       (626) 357-5000

You should rely only on the information incorporated by reference or provided in this Prospectus or any supplement. We have not authorized anyone else to provide you with different information. The Selling Securityholder will not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of such documents.

                           FORWARD-LOOKING STATEMENTS

    We have made-forward-looking statements in this Prospectus (and in the documents that are incorporated by reference) that are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of our operations. Also, when we use such words as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. You should note that an investment in our securities involves certain risks and uncertainties that could affect our future financial results. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in "Risk Factors" and elsewhere in this Prospectus.

                                   ABOUT ATG

BUSINESS SUMMARY

    American Technologies Group, Inc., a Nevada corporation (the "Company" or "ATG") formed September 27, 1988, is engaged in the development, commercialization and sale of products and systems using its patented and proprietary technologies. Our address and telephone number are: 1017 South Mountain Avenue, Monrovia, California 91016, (626) 357-5000.

    The Company concentrates its technology discovery and development processes in three core technology areas: 1. IE-TM- Technology, 2. Water Purification, and
3. High Energy Particle Beams. The resulting products are intended to offer cost-effective solutions to reduce, and in some cases eliminate, hazardous chemical by-products or emissions resulting from industrial and combustion processes. Additionally, many commercial products may be improved through IE Technology including detergents, cosmetics and nutritional supplements.

    The Company's efforts with IE Technology have yielded commercial applications including household cleaning products and combustion enhancers. ATG anticipates a coke formation suppresser and a descaler will be commercialized in fiscal 1999, although there can be no assurance to this affect. In the water purification area, the Company's low pressure vacuum distillation system is undergoing tooling design for a home use version for introduction to the marketplace in mid-1999.

    The third core technology is the high energy particle beam which is proposed to produce a beam of heavy particles. This beam functions in much the same way as the common laser. The important difference is that the high energy particle beam is composed of particles rather than light. By accelerating the beam, extremely high energy levels are possible. The development of the high energy particle beam is being conducted through an ATG sponsored research program with the California Institute of Technology.

BUSINESS STRATEGY

    ATG's focus is on research, new technology, and product development. ATG pursues technologies at a rate that is consistent with the Company's available economic and human resources. Once a technology is nearing commercialization, the Company determines if the marketing, production and operational responsibility for the product should be borne by the Company or shifted to a marketing and manufacturing partner. As a result, ATG explores licensing strategies or joint venture opportunities to commercialize its developed technologies with existing companies that have the sales, marketing, production and distribution expertise in the product industries to determine the best strategy for long-term growth and value.

CURRENT FINANCING

    During late October through November, 1998, pursuant to a private placement, the Company sold to 4 investors $650,000 principal amount of the Debentures and pursuant to such private placement may sell an additional $350,000 principal amount of the Debentures. The investors may convert the Debentures into Common Stock. The exact number of shares that will be issued on the conversion of the Debentures will depend on the market price of the Common Stock on the date of conversion and is not now known. In connection with such private placement, the Company issued Warrants to purchase 97,500 shares of Common Stock and may issue up to 52,500 additional warrants if the aforementioned private placement are fully consummated. The Company is currently negotiating for a commitment from International Investment Group to purchase additional Debentures in the aggregate principal amount of up to $5,000,000. There can be no assurance that the Company will obtain such commitment.

REGISTRATION RIGHTS

    In connection with the Company's private placement of $650,000 principal amount of the Debentures during late October through November, 1998, the Company is obligated to use its best efforts to cause this registration statement to become effective and to keep the registration statement effective for two years or until the Selling Securityholders may sell all registerable securities under Rule 144 or until the Selling Securityholders no longer own any registerable securities, whichever occurs first. The Company is further obligated to register and qualify the registerable shares under such state securities laws as the Selling Securityholders may request subject to specified limitations. The Company will bear the reasonable expenses of the registration and qualification of the shares under the Securities Act and state securities laws other than any underwriting discounts and commissions and the expenses of counsel for the Selling Securityholders.

    If the Registration Statement is not effective by January 24, 1999 (the "Initial Date"), then the Company must make certain payments to the Selling Securityholders as liquidated damages. The amount to be paid by the Company to the Selling Securityholders shall be determined as of each Computation Date, and such amount shall be equal to two percent (2%) per month commencing 90 days and ending 120 days after October 26, 1998 and 3% per month thereafter until the Registration Statement is declared effective by the SEC.

    In connection with the Company's private placement of $650,000 principal amount of Debentures, the Company has issued Warrants to purchase 65,000 shares of Common Stock to the Selling Securityholders and Warrants to purchase 32,500 shares of Common Stock to the Company's selling agent for the Debentures, at $0.75, for a period of 5 years. The Company may issue an additional 802,500 Warrants if both private placements are fully consummated.

                                  RISK FACTORS

    You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

    If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

    This Prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this Prospectus.

                             FINANCIAL RISK FACTORS

LACK OF OPERATING HISTORY

    In spite of the fact that the Company has been in operation for approximately seven years, up to the present time it has been almost entirely a research and development entity. In late 1997, the focus of the Company was shifted by its new management to reflect both the availability of marketable products and the need for the Company to generate revenue from the sale of those products.

    Prospective investors must look beyond the fact that the Company does have a history of generating revenue to the fact that it is now essentially a startup entity with products to sell. There can be no guarantee that the products being offered for sale by the Company will meet with market acceptance. Similarly, there can be no guarantee that, even if there proves to be a market for the products, the market will be able to sustain the profitability requirements of the Company and its shareholders.

    None of the Company's current products enjoy widespread distribution or customer acceptance. While the Company does have a number of products that are past the development stage, the Company has yet to establish major, stable markets for them. Although the Company believes it has the expertise to commercialize such products, any or all of the Company's products may fail to prove to have widespread customer appeal. Various marketing strategies and alliances are now in place, but the likelihood of success of any of these strategies and alliances can not be predicted.

HISTORY OF LOSSES; UNCERTAINTY OF FUTURE PROFITABILITY

    Due to its limited operating history, the Company is subject to the uncertainties and risks associated with any new business. Having no commercialized products until recently, the Company has experienced significant operating losses every year since its incorporation. Net losses for the fiscal years ended July 31, 1998 and 1997 were approximately $9.44 million and $9.64 million, respectively, and the Company had an accumulated deficit of $36.56 million at July 31, 1998.

    While it is anticipated that the Company will begin to reduce the level of its operating losses by the end of the fiscal year ending July 31, 1999, there can be no guarantees that this will occur. The amount of net losses and the time required by the Company to reach profitability are uncertain. There can be no assurance that the Company will ever be able to generate revenue from its products now ready for market or those under development or achieve profitability on a sustained basis.

POOR FINANCIAL POSITION

    The Company has been experiencing difficulty in maintaining sufficient working capital needed to insure stability and continued existence. Only a small portion of the capital expended to date has come from actual revenue generation, and the Company is finding it increasingly difficult to raise investment capital. The Company is at a critical juncture in its history, finding it absolutely essential to begin to generate significant revenues in order to guarantee its ability to survive. While plans are in place and being executed directed at accomplishing this end, there can be no guarantees that these plans will prove to be successful.

    Future capital requirements depend on numerous factors, including the amount of revenues generated from operations, cost of sales and marketing activities and the progress of the Company's research and development activities. The Company is currently seeking funding and will most likely seek additional funding within the next twelve months. There can be no assurance that such funding will be available on acceptable terms, or at all, when it is required. If additional funding is not available when needed, it is possible that the Company would have to reduce or suspend operations, seek an acquisition partner, or sell securities on terms that might be highly dilutive or otherwise disadvantageous to investors. The Company has experienced and might continue to experience operational difficulties and delays in product development due to working capital constraints. Any such difficulties might materially adversely affect the Company, its financial condition and results of operations.

    The Company's auditors' report on the Company's financial statement for the fiscal year ending July 31, 1998 contains an explanatory paragraph indicating that there were operating losses which raised substantial doubt about the ability of the Company to continue as a going concern. This explanatory paragraph may adversely affect relationships with prospective customers and suppliers and, therefore, may materially adversely affect the Company, its financial condition and results of operations.

ILLIQUIDITY OF TRADING MARKET

    Shares of the Company's common stock are quoted on the NASD OTC Bulletin Board system. The NASD OTC Bulletin Board generally supports quotations for companies that do not meet the NASDAQ SmallCap Market listing requirements. As a result, investors may find it more difficult to dispose of or to obtain accurate price quotations of the Company's common stock than they would if the stock were quoted on the SmallCap Market. In addition, quotation on the bulletin board depends on the willingness of broker-dealers to make a market in the Company's common stock. There can be no assurance that the stock will continue to be quoted on the bulletin board or that there will continue to be a market for the buying and selling of the Company's common stock.

    Furthermore, if the Company's net tangible assets fall below $2 million at July 31, 1999 or if the Company otherwise fails to meet certain criteria of the Commission, the common stock will become subject to so-called "penny stock" rules that impose additional sales practice and market making requirements on broker-dealers who sell and/or make a market in such securities. Such rules may discourage the ability or willingness of broker-dealers to sell and/or make a market in the Company's common stock.

FUTURE CAPITAL REQUIREMENTS AND UNCERTAINTY OF FUTURE FUNDING

    The Company expects that its current cash and cash equivalents and existing financing agreements will be sufficient to fund the Company's operations through the end of the calendar year. During this time it is essential that the Company obtain additional financing or be successful in commercialization of its products, and there is no guarantee that this will occur. Revenues during the fiscal year ended July 31, 1998 were approximately $916,700. In order to achieve viability, management currently estimates that revenues will have to increase to at least $4.2 million annually, based upon the Company's anticipated working capital and cash flow requirements. Management believes that this minimum level of sales will not be sufficient to achieve current profitability, but will allow the Company to continue operations without obtaining immediate additional debt or equity financing.

                             BUSINESS RISK FACTORS

    As the Company is engaged in the development and marketing of products based on new technologies, there are significant risks associated with its potential success.

CUSTOMER ACCEPTANCE OF PRODUCTS

    The Company's success depends entirely on its ability to make its products well known and wanted by its potential customers. While the Company believes that its strategies aimed at marketing its products are proper and will be effective, there is no guarantee that this is the case, and the possibility exists that its marketing strategies will fail.

SCIENTIFIC ACCEPTANCE

    There is no guarantee that the new technologies developed by the Company will be accepted as valid by the scientific community. To a great extent, scientific validation of the technologies is essential to acceptance of the products by the marketplace. Historically, the scientific community has been resistant to new ideas and technologies, and, although we believe that we have been successful in establishing working relationships with many renowned scientists at prestigious academic institutions, there is no guarantee that this will lead to acceptance of its technologies by the scientific community as a whole. Failure to achieve such acceptance could be materially detrimental to the efforts of the Company to establish markets for its products.

REGULATORY IMPEDIMENTS

    Because many of the Company's products are marketed directly to consumers, it is likely that the Company and its products will be subject to review or approval by various regulatory agencies such as the Federal Trade Commission and the consumer affairs departments of the various states. While the Company believes that it can validate all claims which it makes for its products, there can be no guarantee that such validation will be accepted by these agencies, and there is significant risk that the Company will not be permitted to sell its products.

    In addition to the consumer-related regulation referenced above, it is possible that certain of the Company's products will require approval by such regulatory agencies as the US Environmental Protection Agency and the California Air Resources Board. While the one product which the Company has had on the market for several years has been registered by both of these agencies, there can be no guarantees that future products can be successfully registered.

INTELLECTUAL PROPERTY PROTECTION

    Our success will depend, in part, on whether we can obtain patent and trademark protection for our technologies and products. We cannot guarantee that we will be able to secure these protections. If we fail to do so, there is no guarantee that our technologies will not be subject to copying by other entities. This would result in a level of competition which could well prevent us from being successful. Although we have taken steps, including entering into confidentiality agreements with our employees and third parties to protect our trade secrets and unpatented know-how, other third parties may still be able to obtain such information.

                   USE OF PROCEEDS FROM SALE OF COMMON STOCK

    None of the proceeds from the sale of the Common Stock registered hereunder will accrue to the Company.

                    USE OF PROCEEDS FROM SALE OF DEBENTURES

    Through a private placement, we have obtained $650,000 of financing in the form of the Debentures and may receive an additional $350,000 from such offering.

    We have used the net proceeds from the sale of the Debentures and will use the net proceeds from the anticipated sale of an additional $350,000 in principal amount of Debentures for working capital and the payment of existing liabilities.

                            SELLING SECURITYHOLDERS

    The Selling Securityholders whose shares of Common Stock are being registered hereby are IIG Equity Fund, NV ("IIG"), Venezuela Recovery Fund ("Venezuela Fund"), Britannica Associates Limited ("Britannica"), JRT Holdings ("JRT") and Spiga Limited ("Spiga").

    As of the date of this Prospectus, IIG owned $200,000 principal amount of the Debentures, Venezuela Fund owned $50,000 principal amount of the Debentures, Britannica owned $375,000 principal amount of the Debentures and JRT owned $25,000 principal amount of the Debentures. In addition IIG owned 20,000 Warrants, Venezuela Fund owned 5,000 Warrants, Britannica owned 37,500 Warrants, JRT owned 2,500 Warrants and Spiga owned 32,500 Warrants.

    The Company has agreed to register the public offering of the Selling Securityholders shares of Common Stock under the Securities Act and to pay all expenses in connection therewith other than brokerage commissions and discounts in connection with the sale of the Conversion Shares and the expenses of counsel. The total number of shares that may be offered and sold pursuant to this Prospectus by the Selling Securityholders will be determined by how many shares are issued upon conversion of the Debentures, which will be determined by the applicable conversion price.

    The conversion price will be

        (i) the lesser of 115% of the average closing bid price for the Common Stock during the five trading days preceding the issuance of the Debenture(the "Issuance Date Price"); or

        (ii) 75% of the average closing bid price for the Common Stock during the five trading days ending one day prior to conversion of the debenture (the "Conversion Date Price").

    As of December 1, 1998, $650,000 in principal amount of Debentures have been issued with an Issuance Date Price of $0.62. Assuming that the Conversion Date Price is $0.5175 (which is the Conversion Date Price calculated as of December 1, 1998) with respect to all the Debentures, and that all the Debentures are converted, the total number of shares of Common Stock issued would be 1,256,039 (excluding any shares of common Stock issued with respect to accrued interest on the Debentures at the time of conversion).

    The following table sets forth the names of the Selling Securityholders, the number of shares of Common Stock owned beneficially by each of the Selling Securityholders as of December 1, 1998, and the number of shares which may be offered for resale pursuant to this Prospectus. For the purpose of stating the number of shares of Common Stock beneficially owned by the Selling Securityholders in the following table, the number of shares of Common Stock calculated to be issuable in connection with the conversion of the Debentures assumes the Debentures were converted on December 1, 1998. This calculation results in a hypothetical estimate of the number of shares of Common Stock issuable upon conversion of $650,000 principal amount of the Debentures. The actual number of shares issuable upon conversion of the Debentures cannot be predicted at this time insofar as it will be based on the future market price of the Common Stock. The use of such hypothetical number of shares of Common Stock is not intended to constitute a prediction as to the number of shares of Common Stock into which the Debentures will be converted.

    The information included in the following table is based upon information provided by the Selling Securityholders. Because the Selling Securityholders may offer all, some or none of their Common Stock, no definitive estimate as to the number of shares thereof that will be held by the Selling Securityholders after such offering can be provided and the following table has been prepared on the assumption that all shares of Common Stock offered under this Prospectus will be sold.

                                                            SHARES OF                                  SHARES OF
                                                          COMMON STOCK                               COMMON STOCK
                                                          BENEFICIALLY          SHARES OF            BENEFICIALLY
                                                         OWNED PRIOR TO       COMMON STOCK            OWNED AFTER
NAME AND ADDRESS                                         OFFERING(1)(2)       BEING OFFERED           OFFERING(3)
-----------------------------------------------------  -------------------  -----------------  -------------------------
IIG .................................................         406,473             406,473                      0
  17 State Street
  NY, NY 10004
Venezuela Fund ......................................         101,618             101,618                      0
  c/o International Investment Group
  17 State Street
  NY, NY 10004
Brittanica ..........................................         762,138             762,138                      0
  c/o International Investment Group
  17 State Street
  NY, NY 10004
JRT .................................................          50,809              50,809                      0
  c/o Astor Capital
  9300 Wilshire Blvd.,
  Suite 308
  Beverly Hills, CA 90212
Spiga ...............................................          32,500              32,500                      0
  17 State Street
  NY, NY 10004

------------------------

(1) Each of the parties listed has sole voting and investment power with respect to all shares of Common Stock indicated.

(2) As required by regulations of the Securities and Exchange Commission, the number of shares shown as beneficially owned includes shares which can be purchased within 60 days after December 2, 1998. The actual number of shares shown as beneficially owned is subject to adjustment and could be materially less or more than the estimated amount indicated depending upon factors which cannot be predicted by the Company at this time such as the market price of the Common Stock prevailing at the actual date of conversion of the Debentures.

(3) Assumes the sale of all shares offered hereby.

                              PLAN OF DISTRIBUTION

    The Company has been advised by each Selling Securityholder that it or its transferees intend to sell all or a portion of the Shares offered hereby from time to time on the NASD OTC Bulletin Board (or any other exchange or automated quotation system in which our Common Stock may then be listed), in privately negotiated transactions or otherwise, and that sales will be made at fixed prices that may be changed, at market prices prevailing at the times of such sales, at prices related to such market prices or at negotiated prices. Such Selling Securityholder or its transferees may also make private sales directly or through a broker or brokers, who may act as agent or as principal. In connection with any sales, such Selling Securityholder or transferees and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act.

    Any broker-dealer participating in such transactions as agent may receive commissions from a Selling Securityholder or its transferees (and, if they act as agent for the purchaser of such Shares, from such purchaser). Brokerage fees may be paid by the Selling Securityholder or transferees, which may be in excess of usual and customary brokerage fees. Broker-dealers may agree with a Selling Securityholder or transferees to sell a specified number of Shares at a stipulated price, and, to the extent such a broker-dealer is unable to do so acting as agent for a Selling Stockholder or transferees, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer's commitment to such Selling Securityholders or transferees. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) on the NASD OTC Bulletin Board, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such Shares commissions computed as described above.

    Any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

    There can be no assurance that any Selling Securityholder will sell any or all of the Shares offered by it hereunder.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

    The Company's Amended and Restated Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Nevada law, including circumstances in which indemnification is otherwise discretionary under Nevada law.

    In addition, the Company and each Selling Stockholder have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                    EXPERTS

    The Company's financial statements as of and for the years ended July 31, 1998 and 1997 incorporated by reference in this Prospectus and elsewhere in this Registration Statement have been audited by Arthur Andersen LLP, Independent Public Accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving such reports. Reference is made to said report, which includes an explanatory paragraph with respect to the uncertainty regarding the Company's ability to continue as a going concern as discussed in Note 1 to the financial statements.

                                 LEGAL MATTERS

    John M. Dab, our General Counsel, will issue an opinion about the legality of the shares for us and for the Selling Securityholders.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

SEC Registration Fee............................................  $  247.30
Accountant's Fees and Expenses..................................  $6,000.00
Miscellaneous...................................................  $4,000.00
                                                                  ---------
Total...........................................................  $10,247.30
                                                                  ---------
                                                                  ---------

------------------------

* Represents expenses relating to the distribution by the Selling Securityholders pursuant to the Prospectus prepared in accordance with the requirements of Form S-3. These expenses will be borne by the Company on behalf of the Selling Securityholders. All amounts are estimates except for the SEC Registration Fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    1. Section 78.751 of the Nevada Revised Statutes permits the indemnification of officers, directors, employees and agents of the Registrant and requires indemnification in certain instances. Such provision reads as follows:

       78.751. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; ADVANCEMENT OF EXPENSES.

       1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

       2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

       3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

       4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

               (a) By the stockholders;

               (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

               (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

               (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

       5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

       6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

               (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

               (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

    2. Article VI INDEMNIFICATION of the Registrant's Amended and Restated Bylaws provides in material part as follows:

        "Section 1. DEFINITIONS. For the purposes of this Article, "agent" means any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation or other enterprise which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

        "Section 2. INDEMNIFICATION OF CORPORATE AGENTS. The corporation shall indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by Nevada law and permitted by, or not inconsistent with, the Articles of Incorporation. The rights conferred on any person above shall be not be exclusive of any other right such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

        "Section 3. ADVANCEMENT OF EXPENSES. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

        "Section 4. INDEMNIFICATION CONTRACTS. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the corporation, or any person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to, or if the Board of Directors so determines, greater than, those provided in Section 2 of this Article VI.

        "Section 5. INSURANCE. The corporation shall have [the] power to purchase and maintain insurance or make other financial arrangements on behalf of any agent of the corporation for any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this Article. The other financial arrangements made by the corporation may include, but shall not be limited to, any of the arrangements set forth in the Nevada General Corporation Law, as the same may be amended from time to time."

ITEM 16. EXHIBITS.

  EXHIBIT
  NUMBERS                                                  DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       4.1   Form of 6% Convertible Debenture issued to the Selling Securityholders.

       4.2   Form of Warrant issued to the Selling Securityholders.

       5.1   Opinion of John M. Dab.

      23.1   Consent of John M. Dab (included in Exhibit 5.1).

      23.2   Consent of Arthur Andersen LLP.

      24.1   Power of Attorney (included on page II-6)

ITEM 17. UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Nevada Revised Statutes, the Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and it officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monrovia, State of California, on this 2nd day of December, 1998.

                                AMERICAN TECHNOLOGIES GROUP, INC.

                                By:            /s/ LAWRENCE J. BRADY
                                     -----------------------------------------
                                                 Lawrence J. Brady
                                             CHAIRMAN OF THE BOARD AND
                                              CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Lawrence J. Brady and Harold Rapp, and each one of them, individually and without the other, his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on From S-3, and to file the same, with the exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

    /s/ LAWRENCE J. BRADY       Chairman of the Board,
------------------------------    Chief Executive Officer     December 2, 1998
      Lawrence J. Brady

                                Chief Operating Officer
       /s/ HAROLD RAPP            Treasurer (Principal)
------------------------------    Financial and Accounting    December 2, 1998
         Harold Rapp              Officer)

       /s/ SHUI YIN LO          Director of Research and
------------------------------    Development and a           December 2, 1998
         Shui Yin Lo              Director

    /s/ CHARLES MC CARTHY       Director
------------------------------                                December 2, 1998
      Charles Mc Carthy

       /s/ WILLIAM ODOM         Director
------------------------------                                December 3, 1998
         William Odom

                                Director
------------------------------
        Terry Wachsner

                               INDEX TO EXHIBITS

  EXHIBIT
  NUMBERS                                                  DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       4.1   Form of 6% Convertible Debenture issued to the Selling Securityholders.

       4.2   Form of Warrant issued to the Selling Securityholders.

       5.1   Opinion of John M. Dab.

      23.1   Consent of John M. Dab (included in Exhibit 5.1).

      23.2   Consent of Arthur Andersen LLP.

      24.1   Power of Attorney (included on page II-6)